                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

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    / /  Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
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/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
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/ /  $500  per  each party  to  the controversy  pursuant  to Exchange  Act Rule
     14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
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        pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
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     0-11(a)(2)  and identify the  filing for which the  offsetting fee was paid
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
[logo]

Dear Shareholder:

    You are cordially invited to attend the 1996 Annual Meeting of Shareholders of Mentor Graphics Corporation to be held in Wilsonville, Oregon, on Thursday, May 2, 1996. The attached Notice of Annual Meeting and Proxy Statement describe the matters to be acted upon. I urge you to review them carefully.

    YOUR VOTE IS IMPORTANT. Whether or not you personally plan to attend, please take a few minutes now to sign, date and return your proxy in the enclosed postage-paid envelope. Regardless of the number of Mentor Graphics shares you own, your presence by proxy is important to establish a quorum and your vote is important.

    Thank you for your continued interest in Mentor Graphics Corporation.

                                          Sincerely,
                                          Walden C. Rhines
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                          MENTOR GRAPHICS CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 2, 1996

To the Shareholders of Mentor Graphics Corporation:

    The Annual Meeting of Shareholders of Mentor Graphics Corporation, an Oregon corporation, will be held on Thursday, May 2, 1996 at 5:00 p.m., Pacific Time, at the Company's offices at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777 for the following purposes, as more fully described in the accompanying Proxy Statement:

        1. To elect directors to serve for the ensuing year and until their successors are elected.

        2. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

    The above items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only shareholders of record at the close of business on March 1, 1996 are entitled to notice of and to vote at the Annual Meeting.

                                          Sincerely,

                                          Dean Freed
                                          VICE PRESIDENT, GENERAL COUNSEL
                                          AND SECRETARY

Wilsonville, Oregon
March 27, 1996

    THE COMPANY CORDIALLY INVITES ALL SHAREHOLDERS TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, WE URGE YOU TO VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                       MAILED TO SHAREHOLDERS ON
                                                         OR ABOUT MARCH 27, 1996

                          MENTOR GRAPHICS CORPORATION
                            8005 S.W. BOECKMAN ROAD
                         WILSONVILLE, OREGON 97070-7777

                              -------------------

                                PROXY STATEMENT

    Mentor Graphics Corporation (Mentor Graphics or Company) is soliciting the enclosed proxy for use at its Annual Meeting of Shareholders to be held Thursday, May 2, 1996 at 5:00 p.m., Pacific Time, or at any adjournment of that meeting. The Company will hold the Annual Meeting at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777.

    Mentor Graphics will bear the cost of this solicitation. The Company has retained Georgeson & Company to assist in soliciting proxies from brokers and nominees for the Annual Meeting at an estimated cost of $6,500 plus out-of-pocket expenses. In addition, Mentor Graphics may reimburse brokerage houses and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material. The Company will furnish copies of solicitation material to such brokerage houses and other representatives. The Company will solicit proxies by use of the mails, and officers and employees of the Company may, without additional compensation, also solicit proxies by telephone or personal contact.

    The mailing address of the Company's principal executive offices is 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777 and its telephone number is
(503) 685-7000.

    UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K TO ANY PERSON WHOSE PROXY IS SOLICITED BY THIS PROXY STATEMENT.

PROCEDURAL MATTERS

    Shareholders of record at the close of business on March 1, 1996 are entitled to notice of and to vote at the meeting. At the record date, 60,867,400 shares of Mentor Graphics Common Stock were issued and outstanding. Each share of Common Stock outstanding on the record date is entitled to one vote per share at the Annual Meeting. For information regarding holders of 5% or more of the outstanding Common Stock, see "Information Regarding Beneficial Ownership of Principal Shareholders and Management."

    Shareholders may revoke any proxy given pursuant to this solicitation by delivering to the Corporate Secretary a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. The designated proxy holders will vote all valid, unrevoked proxies at the Annual Meeting in accordance with the instructions given.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

    The directors of the Company are elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified. Under Oregon law, if a quorum is present at the meeting, the six nominees for election as directors who receive the greatest number of eligible votes cast will be elected directors. Abstention from voting or nonvoting by brokers will have no effect on the results of the vote. Unless otherwise instructed, proxy holders will vote the proxies they receive for the six nominees named below, who are all currently directors of the Company. If any nominee of Mentor Graphics is unable or declines to serve as a director at the time of the Annual Meeting, the designated proxy holders will vote the proxies for any nominee designated by the present Board of Directors to fill the vacancy.

    The nominees for director are listed below together with certain information about each of them. During the December 14, 1995 meeting of the nominating committee of the Board of Directors, Dr. David A. Hodges was nominated to serve on the Board of Directors until the next election and the number of directors of the Company was adjusted from five to six.

                                                                                                              SHARES OF COMMON
                                                                                                             STOCK BENEFICIALLY
                                                                                                                OWNED AS OF
                                                                                                               MARCH 1, 1996
                                                                                                           ----------------------
                                                                                               DIRECTOR      NUMBER      PERCENT
                 NAME, PRINCIPAL OCCUPATION AND DIRECTORSHIPS                        AGE         SINCE      OF SHARES   OF TOTAL
-------------------------------------------------------------------------------  -----------  -----------  -----------  ---------
JON A. SHIRLEY.................................................................          57         1989      120,942(1)     *
  Chairman of the Board of Directors of the Company since 1994; private investor; President and Chief Operating Officer of Microsoft Corporation (a
  developer of computer software) from 1983 to 1990; director of Microsoft
  Corporation.
MARSHA B. CONGDON..............................................................          48         1991       48,519(2)     *
  Vice President, Policy and Strategy, of US West, Inc. (a provider of communications services) since 1995; Vice President, Policy and Strategy, of
  US West Communications (a provider of telecommunications services) during
  1994; Regional Vice President and Chief Executive Officer-Oregon from
  1992-1994; Vice President and Chief Executive Officer-Oregon from 1987 to
  1992.
JAMES R. FIEBIGER..............................................................          54         1994        6,000(3)     *
  Chairman of the Board and Managing Director of Thunderbird Technologies, Inc.
  (a technology licensing company) since 1993; President and Chief Operating
  Officer of VLSI Technology, Inc. (a manufacturer of semiconductors) from 1988 to 1993; director of Zycad Corporation (producer of FPGA technology and computer aided design systems) and Cooper & Chyan Technology, Inc. (a manufacturer of electronic design automation tools).
DAVID A. HODGES................................................................          58         1995          400       *
  Dean of College of Engineering at the University of California at Berkeley
  (UC Berkeley) since July 1990 and Professor of Electrical Engineering and
  Computer Sciences at UC Berkeley where he has been a member of the faculty since 1970.
WALDEN C. RHINES...............................................................          49         1993      278,375(4)     *
  President and Chief Executive Officer of the Company since 1993; Executive
  Vice President, Semiconductor Group, and Vice President of Texas Instruments
  Incorporated (a manufacturer of electronics products) from 1987 to 1993;
  director of Triquint Semiconductor, Inc. and Cirrus Logic, Inc. (both are manufacturers of semiconductors).
FONTAINE K. RICHARDSON.........................................................          54         1983      116,400(5)     *
  General Partner of Eastech Management Company (a private venture capital firm) since 1983; director of Banyan Systems, Inc. (a manufacturer of computer network software products).

------------------------
*   Less than 1%

(1) Includes 115,942 shares subject to options exercisable within 60 days of March 1, 1996.

(2) Includes 47,266 shares subject to options exercisable within 60 days of March 1, 1996.

(3) Includes 6,000 shares subject to options exercisable within 60 days of March 1, 1996.

(4) Includes 225,000 shares subject to options exercisable within 60 days of March 1, 1996.

(5) Includes 106,400 shares subject to options exercisable within 60 days of March 1, 1996.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of Mentor Graphics met nine times during 1995. The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Nominating Committee.

    The Audit Committee of the Board of Directors, which consists of Directors Congdon and Fiebiger, met six times during 1995. This committee meets from time to time with management and the Company's independent auditors to consider financial and accounting matters. The Compensation Committee of the Board of Directors, which consists of Directors Congdon, Richardson and Shirley, met six times during the year. This committee recommends compensation and fringe benefits for existing and future employees and administers the Company's stock option and purchase plans. The Nominating Committee consists of Directors Fiebiger, Congdon, Richardson and Shirley. The Nominating Committee met once on December 14, 1995 and submitted Dr. David Hodges as nominee to serve as director. This committee meets from time to time to administer policies and procedures for board membership and to identify and recommend board candidates. The Nominating Committee also considers shareholder nominations made in writing to the Corporate Secretary.

    No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of which the director was a member during 1995.

COMPENSATION OF DIRECTORS

    Directors who are not employees of the Company are paid an annual fee of $20,000 and are reimbursed for expenses incurred in attending Board and Board committee meetings. Any Non-Employee Director who also serves as Chairman of the Board is paid an additional annual fee of $10,000.

  1987 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

    The 1987 Non-Employee Directors' Stock Option Plan (1987 Plan) was adopted in 1987 and amended in 1994 by the Board of Directors and the shareholders. An aggregate of 1,100,000 shares of Common Stock have been reserved for issuance under the 1987 Plan. On the date of each Annual Meeting of shareholders, each Non-Employee Director elected is automatically granted an option to purchase 10,000 shares of Common Stock and any Non-Employee Director elected Chairman of the Board is automatically granted an additional option to purchase 2,500 shares. Options under the 1987 Plan are granted at exercise prices equal to the fair market value of the Common Stock on the grant date. On the date of the 1995 Annual Meeting Directors Congdon, Richardson and Fiebiger were automatically granted an option for 10,000 shares each at an exercise price of $17.125. Director Shirley, who served as Chairman since the 1994 Annual Meeting, was automatically granted an option exercisable for 12,500 shares at an exercise price of $17.125. If re-elected, directors Congdon, Fiebiger and Richardson will each be automatically granted an option for 10,000 shares; Mr. Shirley, who served as Chairman since the 1995 Annual Meeting, will automatically be granted an option for 12,500 shares on the date of the Annual Meeting; and Dr. Hodges will receive an option grant of 3,836 shares reflecting the fact that he has been a director for only part of the year preceding the Annual Meeting. The 1987 Plan also provides that each new Non-Employee Director is automatically granted an option to purchase 30,000 shares of Common Stock at the time of the person's initial election to the Board. Upon his initial election to the Board in December 1995, Dr. Hodges was granted an option to purchase 30,000 shares at an exercise price of $17.375 per share. All options have a ten year term from the date of grant and are exercisable for 20 percent of the number of shares covered by the option at the end of each of the first five years following grant. The 1987 Plan is administered by the Compensation Committee. Director Shirley exercised an option to acquire 5,000 shares in February 1995. No other director exercised options in 1995.

                   INFORMATION REGARDING BENEFICIAL OWNERSHIP
                    OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

    The following table shows beneficial ownership of the Company's Common Stock as of March 1, 1996 by the only shareholders known by the Company to beneficially own 5% or more of the Common Stock, by the executive officers named in the Summary Compensation Table and by all directors and executive officers as of March 1, 1996 as a group:

                                                                AMOUNT AND NATURE
                                                                  OF BENEFICIAL
           NAME AND ADDRESS OF BENEFICIAL OWNER                   OWNERSHIP (1)         PERCENT
----------------------------------------------------------  -------------------------  ---------
Merrill Lynch & Co., Inc..................................           4,657,000(2)           8.4%
 and various subsidiaries
 World Financial Center, North Tower
 New York, NY 10281-1323
Capital Research and Management Company,..................           3,685,000(3)           6.7%
 a registered investment adviser and
 an operating subsidiary of
 The Capital Group, Inc.
 333 South Hope Street
 Los Angeles, CA 90071
State of Wisconsin Investment Board.......................           3,625,500(4)          6.53%
 P.O. Box 7842
 Madison, WI 53707
FMR Corp..................................................           3,208,100(5)          5.79%
 82 Devonshire Street
 Boston, MA 02109
J.&W. Seligman & Co., Incorporated........................           2,956,158(6)          5.33%
 100 Park Avenue
 New York, NY 10017

                                                                AMOUNT AND NATURE
                NAME OF EXECUTIVE OFFICER                    OF BENEFICIAL OWNERSHIP    PERCENT
----------------------------------------------------------  -------------------------  ----------
Walden C. Rhines..........................................             278,375(7)          *
R. Douglas Norby..........................................              45,750(8)          *
James J. Luttenbacher.....................................              16,710(9)          *
Frank S. Delia............................................              35,971(10)         *
Bob van Leyen.............................................              29,745(11)         *
All directors and executive officers as a group (12
 persons).................................................             682,621(12)           1.1%

------------------------
  *  Less than 1%
 (1) Except as otherwise noted, the persons listed in the table have sole voting and dispositive power with respect to the common stock owned by them.
 (2) Information provided as of February 13, 1996 in a Schedule 13G filed by the shareholder; reported as shared voting and dispositive power.
 (3) Information provided as of February 9, 1996 in a Schedule 13G filed by the shareholder; reported as sole dispositive power.
 (4) Information provided as of February 6, 1996 in a Schedule 13G filed by the shareholder.
 (5) Information provided as of February 14, 1996 in a Schedule 13G filed by the shareholder; reported as sole dispositive power.
 (6) Information provided as of February 2, 1996 in a Schedule 13G filed by the shareholder.
 (7) Includes 225,000 shares subject to options exercisable within 60 days of March 1, 1996.
 (8) Includes 25,750 shares subject to options exercisable within 60 days of March 1, 1996.
 (9) Includes 11,625 shares subject to options exercisable within 60 days of March 1, 1996.
(10) Includes 34,450 shares subject to options exercisable within 60 days of March 1, 1996.
(11) Includes 22,300 shares subject to options exercisable within 60 days of March 1, 1996.
(12) Includes 573,511 shares subject to options exercisable within 60 days of March 1, 1996.

              INFORMATION REGARDING EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table shows compensation paid by the Company for the last three fiscal years to the Chief Executive Officer and the four other most highly compensated executive officers (Named Executive Officers).

                                                                                  LONG TERM
                                                                             COMPENSATION AWARDS
                                                                             --------------------
                                                     ANNUAL COMPENSATION          SECURITIES
                                                  -------------------------       UNDERLYING             ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR     SALARY ($)   BONUS ($)(4)    OPTIONS/SARS (#)     COMPENSATION ($)(5)
-------------------------------------  ---------  -----------  ------------  --------------------  ---------------------
Walden C. Rhines ....................       1995     400,000       583,050           100,000                 4,500
 President and Chief                        1994     400,000       276,000                 0                     0
 Executive Officer (1)                      1993      84,872       413,333           600,000                     0

R. Douglas Norby ....................       1995     235,000       288,015            23,000                 4,500
 Senior Vice President and                  1994     235,000       160,000                 0                 4,620
 Chief Financial Officer (2)                1993      86,166        66,667           250,000                     0

James J. Luttenbacher ...............       1995     155,473       104,182             6,000                 4,500
 Chief Accounting Officer                   1994     148,927        51,000             4,500                 4,620
 and Corporate Controller                   1993     142,648        14,000                 0                 4,497

Frank S. Delia ......................       1995     155,617       125,179            13,000                 4,500
 Vice President, Human                      1994     148,142        58,816             8,000                 4,620
 Resources and the Workplace                1993     145,000        20,000                 0                 4,350

Bob van Leyen .......................       1995     132,600        71,825             1,000                     0
 Treasurer (3)                              1994     138,750        23,000            15,000                     0
                                            1993          --            --                --                    --

------------------------
(1) Dr. Rhines began employment with the Company in October 1993.

(2) Mr. Norby began employment with the Company in July 1993.

(3) Mr. van Leyen became an executive officer of the Company in April 1994.

(4) The 1995 bonus includes $52,650, $28,080,  $17,550, and $22,005 paid to  Dr.
    Rhines, Mr. Norby, Mr. Luttenbacher and Mr. Delia, respectively, under the Special Incentive Bonus Plan for the Company's 1995 performance. The total bonuses, both vested and unvested, under the Special Incentive Bonus Plan for 1995 for each of these individuals was $210,600 $112,320, $70,200, and $88,020, respectively. Of this total, 25% vested and has been paid. The balance is payable without interest during the first quarter of 1998, but only if the recipient is employed by the Company on December 31, 1997.

(5) Amounts shown are Company contributions to the Individual Deferred Tax and Savings Plan pursuant to which the Company's U.S. employees may defer compensation under Section 401(k) of the Internal Revenue Code. The Company contributes an amount equal to 50% of the first 6% of salary contributed under the plan by an eligible employee.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information on option grants for the last fiscal year to the Named Executive Officers.

                                                          INDIVIDUAL GRANTS                     POTENTIAL REALIZABLE
                                        ------------------------------------------------------    VALUE AT ASSUMED
                                           # OF                                                 ANNUAL RATES OF STOCK
                                        SECURITIES     % OF TOTAL                                PRICE APPRECIATION
                                        UNDERLYING   OPTIONS GRANTED  EXERCISE OR                FOR OPTION TERM (2)
                                          OPTIONS    TO EMPLOYEES IN  BASE PRICE   EXPIRATION   ---------------------
NAME                                    GRANTED (1)    FISCAL YEAR     ($/SHARE)      DATE       5% ($)     10% ($)
--------------------------------------  -----------  ---------------  -----------  -----------  ---------  ----------
Walden C. Rhines......................     100,000           6.87          14.25      2/28/05     877,813   2,245,116
R. Douglas Norby......................      23,000           1.58          14.25      2/28/05     204,197     516,377
James J. Luttenbacher.................       6,000            .41          14.25      2/28/05      53,269     134,707
Frank S. Delia........................      13,000            .89          14.25      2/28/05     115,416     291,865
Bob van Leyen.........................       1,000            .07          14.25      2/28/05       8,878      22,451

------------------------
(1) Each option is fully exercisable four years after March 27, 1995, with 25% becoming exercisable on each of the first four anniversaries after that date. All options become fully exercisable upon a "change in control" of the Company as defined in the 1982 Stock Option Plan. Unless otherwise determined by the Compensation Committee before the occurrence of the event, a "change in control" generally includes the following events: the acquisition by any person of 20% or more of the Company's Common Stock, the nomination (and subsequent election) of a majority of the Company's directors by persons other than the incumbent directors and the approval by the Company's shareholders of a merger, share exchange, sale of substantially all of the Company's assets or plan of liquidation.

(2) The 5% and 10% assumed rates of appreciation are required by the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

    The following table provides information on option exercises for the last fiscal year by the Named Executive Officers and the value of such officers' unexercised options as of December 31, 1995.

                                                              NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                   SHARES                    OPTIONS AT FY-END (#)           AT FY-END ($)
                                 ACQUIRED ON     VALUE     --------------------------  --------------------------
NAME                             EXERCISE (#) REALIZED ($) EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-------------------------------  -----------  -----------  -----------  -------------  -----------  -------------
Walden C. Rhines                          0            0      200,000        400,000      525,000        787,500
R. Douglas Norby                     20,000      107,500       20,000        233,000      107,500      1,128,750
James J. Luttenbacher                     0            0       10,125         15,375       71,578         59,859
Frank S. Delia                            0            0       31,200         26,000      235,900         85,500
Bob van Leyen                             0            0       19,050         15,750      130,513         22,688

            REPORT OF THE BOARD OF DIRECTORS' COMPENSATION COMMITTEE

    The philosophy of the Company's executive compensation plan is to:

        (a) attract highly talented executives;

        (b) motivate executives to high levels of performance;

        (c) retain needed executive resources; and

        (d) recognize the differing impact that various executives have on the achievement of corporate goals.

    To achieve these objectives, the Company pays executives on a total compensation approach that includes base salary, annual bonuses dependent on corporate performance and stock options. The Compensation Committee of the Board of Directors, which is comprised of non-employee directors, reviews and approves the compensation to be paid to executive officers.

    Compensation of executive officers consists of the following components:

    BASE SALARY: Salaries for executive officers are reviewed on an annual basis. In reviewing executive salaries, data from a third party survey is considered. In using the third party survey, the Company compares itself to other high-technology companies with annual revenues of $200 million to $500 million, and generally establishes salaries in the third quartile (50th to 75th percentile) for the group. This group of comparable companies differs from the companies in the Media General index used for the performance graph that follows this report, which consists of companies in the software and data processing businesses without regard to annual revenue. The salary survey group may include those companies in the Media General index with annual revenues of $200 million to $500 million, while it does not include companies in the Media General index with revenues outside of the $200 million to $500 million range. Nonetheless, the Company believes that the salary survey group is an appropriate peer group for compensation purposes.

    BONUS: The Compensation Committee annually establishes a Variable Pay Plan to provide for the payment of cash bonuses to executive officers and other employees based on corporate performance. In addition, in 1995 the Compensation Committee established a Special Incentive Bonus Plan to provide additional incentive compensation to a group of approximately 20 top executives. Under the Variable Pay Plan, each year the Compensation Committee approves a target bonus amount for each executive officer to be paid based on achievement of the target operating income from the annual business plan approved by the Board of Directors (Annual Plan). For this purpose, the Company's reported operating income may be adjusted by the Compensation Committee in its discretion to exclude unusual items such as acquisition-related expenses, one-time charges and reversals. The potential bonus increases or decreases based on the achievement of higher or lower operating income. The potential bonus for officers other than the Chief Executive Officer is then subject to further adjustment based on satisfaction of divisional goals established by the Chief Executive Officer, and each officer's bonus is subject to adjustment up or down based on individual performance. For 1995, target bonuses for executive officers ranged from 20 percent to 60 percent of base salary, with 100 percent of the target payable upon attainment of the target operating income from the Annual Plan and no target bonus payable unless 78% of the target operating income from the Annual Plan was achieved. Based on 1995 operating income, which substantially exceeded the Annual Plan, the Compensation Committee approved a payout of 221 percent of target bonuses under the Variable Pay Plan.

    Under the Special Incentive Bonus Plan, bonuses become payable to the extent the Company's revenues and net income for the year exceed the revenue and net income levels in the Annual Plan, provided that no bonuses based on revenues are payable unless the Annual Plan's target net income level is achieved. The bonuses equal a percentage of Base Pay (defined as the midpoint of each individual's salary range) equal to the sum of (a) one-half percent of Base Pay for every 1% by which actual revenue exceeds the target revenue from the Annual Plan plus (b) 1% of Base Pay for every 1% by which actual net income exceeds the target net income from the Annual Plan. The Special Incentive Bonus Plan provides that 25% of the 1995 bonuses are payable currently and that the balance is deferred and paid without interest during the first quarter of 1998 if the officer is employed by the Company on December 31, 1997. The total bonuses, both vested and unvested, under the Special Incentive Bonus Plan for 1995 were 54% of Base Pay as both revenues and net income significantly exceeded the Annual Plan. Twenty-five percent of the total bonuses vested in 1995 and have been paid as reflected in the Summary Compensation Table.

    STOCK OPTIONS: The Company believes that stock options granted to key employees, including executive officers, provide such persons with significant compensation based on overall Company performance as reflected in the stock price, create a valuable retention device through standard four-year vesting schedules and help align employees' and shareholders' interests. Stock options are typically granted at the time of hire to key new employees, at the time of promotion to certain employees and annually to a broad group of existing key employees including executive officers. All executive officers received stock option grants as part of the 1995 annual option grant program for key employees. Annual option programs typically involve a total pool of between 600,000 and 800,000 shares. Individual award levels are determined primarily by a matrix which allocates the available shares based on position within the Company, with some discretionary adjustments based on subjective performance factors. Third party survey data is considered in establishing the upper levels of the matrix with the Company seeking to grant options in the middle range of comparable companies.

    DEDUCTIBILITY OF COMPENSATION: Section 162(m) of the Internal Revenue Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year. The levels of salary and bonus generally paid by the Company do not exceed this limit. However, because compensation under the Special Incentive Bonus Plan could cause an officer's compensation to exceed $1,000,000, the Plan provides for the deferred payment of bonuses if current payment would cause any compensation to be nondeductible under Section 162(m). Upon the exercise of nonqualified stock options the excess of the current market price over the option price (option spread) is treated as compensation and, therefore, it may be possible for option exercises by an officer in any year to cause the officer's total compensation to exceed $1,000,000. Under IRS regulations, option spread compensation from options that meet certain requirements will not be subject to the $1,000,000 cap on deductibility, and it is the Company's current policy generally to grant options that meet those requirements.

    COMPENSATION OF CHIEF EXECUTIVE OFFICER: Dr. Rhines became Chief Executive Officer in October 1993 following an extensive recruiting effort for a new CEO. His initial annual salary was set at $400,000, the same as the then current salary of the Company's prior CEO. This salary level was in the third quartile of CEO salaries among comparable companies from the third party survey used by the Company. Dr. Rhines' bonus target under the 1995 Variable Pay Plan was $240,000, or 60 percent of his salary, and he received a pay out of $530,400, or 221 percent of the target. Under the Special Incentive Bonus Plan, Dr. Rhines received a pay out of $52,650 or 25% of the total bonus amount, which in turn, was 54% of his Base Pay. Dr. Rhines was granted an option to purchase 100,000 shares of Company stock in 1995, which was in the middle range of CEO option grants for comparable companies.

                                          COMPENSATION COMMITTEE

                                          Jon A. Shirley
                                          Fontaine K. Richardson
                                          Marsha Congdon

                               PERFORMANCE GRAPH

    Note: The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                AMONG MENTOR GRAPHICS CORPORATION, S&P 500 INDEX
           AND MEDIA GENERAL SOFTWARE, DATA PROCESSING GROUP INDEX(1)

                                [Paste-up Chart]

MEASUREMENT PERIOD                                                                  S&P 500    MG GROUP
(FISCAL YEAR COVERED)                                            MENTOR GRAPHICS     INDEX       INDEX
---------------------------------------------------------------  ----------------  ---------  -----------
Measurement Point:
12/31/90                                                            $   100.00     $  100.00   $  100.00
Fiscal Year Ending:
12/31/91                                                            $   118.67     $  130.48   $  175.61
12/31/92                                                            $    66.90     $  140.46   $  191.87
12/31/93                                                            $   115.48     $  154.62   $  204.87
12/31/94                                                            $   128.08     $  156.66   $  250.68
12/31/95                                                            $   153.27     $  215.54   $  372.93

                               ASSUMES $100 INVESTED ON DECEMBER 31, 1990
                                      ASSUMES DIVIDENDS REINVESTED
                                     FISCAL YEARS ENDING DECEMBER 31

------------------------
(1) This  is  an industry  group  index  published by  Media  General  Financial
    Services.

                              INDEPENDENT AUDITORS

    The Board of Directors has selected KPMG Peat Marwick as the Company's independent auditors for 1996. KPMG Peat Marwick has examined the financial statements of the Company and its subsidiaries each year since the inception of the Company in 1981. Representatives of KPMG Peat Marwick will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than ten percent of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and beneficial owners of more than ten percent of the Common Stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms received by the Company and on written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors were complied with in 1995, except that Bob van Leyen filed a late report with respect to one transaction in 1995.

                            DISCRETIONARY AUTHORITY

    While the Notice of Annual Meeting of Shareholders provides for transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than those referred to in this Proxy Statement. However, the enclosed proxy gives discretionary authority in the event any other matters should be presented.

                             SHAREHOLDER PROPOSALS

    Any shareholder proposals to be considered for inclusion in proxy material for the Company's Annual Meeting to be held in 1997 must be received at the principal executive offices of the Company not later than November 27, 1996.

                                          By Order of the Board of Directors

                                          Dean Freed
                                          VICE PRESIDENT, GENERAL COUNSEL
                                          AND SECRETARY

March 27, 1996

                          MENTOR GRAPHICS CORPORATION
                          ANNUAL MEETING, MAY 2, 1996
                     PROXY SOLICITED BY BOARD OF DIRECTORS

    The undersigned appoints Walden C. Rhines, James W. Martin and Dean M. Freed and each of them, proxies with power of substitution to vote on the undersigned's behalf all shares which the undersigned may be entitled to vote at the annual meeting of shareholders of Mentor Graphics Corporation on May 2, 1996 and any adjournments of that meeting, with all powers that the undersigned would possess if personally present, with respect to the following:

1.         Election of           / / FOR all nominees (except as  / / WITHHOLD AUTHORITY
           directors:            marked to the contrary below)      to vote for all nominees listed
                                                                    below
   (Note: To withhold authority to vote for any individual, strike a line through the nominee's name below.)
               MARSHA B. CONGDON, JAMES R. FIEBIGER, DAVID A. HODGES, WALDEN C. RHINES,
                               FONTAINE K. RICHARDSON AND JON A. SHIRLEY

    A majority of the proxies or substitutes present at the meeting may exercise all the powers granted by the proxy.

       MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND A VOTE IN FAVOR OF
                               THE ABOVE MEASURE.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

(CONTINUED FROM OTHER SIDE)

    THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS PROXY AS SPECIFIED, BUT IF NO SPECIFICATION IS MADE, THE PROXIES WILL VOTE THE SHARES FOR THE ELECTION OF DIRECTORS. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

  YOU WILL SAVE THE COMPANY EXPENSE AND TIME IF YOU WILL DATE, SIGN AND RETURN
               THIS PROXY AS SOON AS POSSIBLE BEFORE MAY 2, 1996.

Date:
---------------, 1996                                 Shares:
                                                      --------------------------
                                                      --------------------------
                                                      --------------------------
                                                      Signature or signatures

                                                  Please  date and  sign as name
                                                  is imprinted  on  this  proxy,
                                                  including designation as
                                                  executor,  trustee,  etc.,  if
                                                  applicable. The  president  or
                                                  other  authorized officer must
                                                  sign for  a  corporation.  All
                                                  co-owners must sign.